Exhibit 99.1

8503 Hilltop Drive, Ooltewah, TN 37363 Telephone 423.238.4171

CONTACT:	Miller Industries, Inc.
Debbie Whitmire, Chief Financial Officer (423) 238-4171
Frank Madonia, General Counsel (423) 238-4171
FTI Consulting, Inc.
Investor Contact: Mark Barbalato (212) 850-5707

MILLER INDUSTRIES REPORTS 2019 SECOND QUARTER RESULTS

CHATTANOOGA, Tenn., August 7, 2019/PRNewswire/ -- Miller Industries, Inc. (NYSE: MLR) (the "Company") today announced financial results for the second quarter ended June 30, 2019.

For the second quarter of 2019, net sales were $222.3 million, an increase of 25.7%, compared to $176.9 million for the second quarter of 2018. Net income in the second quarter of 2019 was $10.7 million, or $0.94 per diluted share, an increase of 40.6%, compared to net income of $7.6 million, or $0.67 per diluted share, in the prior year period.

Gross profit for the second quarter of 2019 was $25.2 million, or 11.3% of net sales, compared to $21.3 million, or 12.0% of net sales, for the second quarter of 2018. Selling, general and administrative expenses were $11.0 million, or 4.9% of net sales, compared to $9.7 million, or 5.5% of net sales, in the prior year period.

For the six months  ended June 30, 2019, net sales were $419.6 million, an increase of 24.9% compared to $336.0 million in the prior year period. The Company reported net income of $19.3 million, or $1.70 per diluted share for the first six months of 2019, an increase of 35.6% compared to net income of $14.3 million, or $1.25 per diluted share for the first six months of 2018.

The Company also announced that its Board of Directors has declared a quarterly cash dividend of $0.18 per share, payable September 16, 2019 to shareholders of record at the close of business on September 9, 2019.

Jeffrey I. Badgley, Co-Chief Executive Officer of the Company stated, “Our performance in the second quarter continued to be very strong, with year-over-year revenue growth of 25.7%, reflecting our response to strong demand in our domestic and international markets. Gross profit and net income grew 18.5% and 40.6%, respectively, driven by strong demand across our product portfolio. Additionally, we continued to capitalize on our cost control, resulting in a 60 basis point contraction in our SG&A expense as a percentage of net sales.”

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MILLER INDUSTRIES REPORTS 2019 SECOND QUARTER RESULTS	PAGE 2

Mr. Badgley concluded, “Investing in our business to streamline operations to drive best-in-class customer service and meet demand remains a top priority for our company. Our outlook remains positive moving into the third quarter, as economic conditions continue to be strong. Further, as we enter the back half of 2019, we will stay focused on generating revenue, executing on cost reduction, and continuing our strategic deployment of capital.”

In conjunction with this release, the Company will host a conference call, which will be simultaneously broadcast live over the Internet. Management will host the call, which is scheduled for tomorrow, August 8, 2019, at 10:00 AM ET. Listeners can access the conference call live and archived over the Internet through a link at:

https://www.webcaster4.com/Webcast/Page/1034/31304

Please allow 15 minutes prior to the call to visit the site, download, and install any necessary audio software. A replay of this call will be available approximately one hour after the live call ends through August 15, 2019. The replay number is 1-844-512-2921, Passcode 8531678.

Miller Industries is The World's Largest Manufacturer of Towing and Recovery Equipment®, and markets its towing and recovery equipment under a number of well-recognized brands, including Century®, Vulcan®, Chevron™, Holmes®, Challenger®, Champion®, Jige™, Boniface™, Titan® and Eagle®.

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MILLER INDUSTRIES REPORTS 2019 SECOND QUARTER RESULTS	PAGE 3

Certain statements in this news release may be deemed to be forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “continue,” “future,” “potential,” “believe,” “project,” “plan,” “intend,” “seek,” “estimate,” “predict,” “expect,” “anticipate” and similar expressions, or the negative of such terms, or other comparable terminology. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. Such forward-looking statements are made based on our management’s beliefs as well as assumptions made by, and information currently available to, our management. Our actual results may differ materially from the results anticipated in these forward-looking statements due to, among other things: the cyclical nature of our industry and changes in consumer confidence; economic and market conditions; our customers’ access to capital and credit to fund purchases; our dependence upon outside suppliers for our raw materials, including aluminum, steel, petroleum-related products and other purchased component parts; changes in price (including as a result of the imposition of tariffs) of aluminum, steel, petroleum-related products and other purchased component parts; delays in receiving supplies of such materials or parts; operational challenges caused by our increased sales volumes; changes in fuel and other transportation costs, insurance costs and weather conditions; changes in government regulation; various political, economic and other uncertainties relating to our international operations, including restrictive taxation and foreign currency fluctuation; failure to comply with domestic and foreign anti-corruption laws; special risks from our sales to U.S. and other governmental entities through prime contractors; our ability to secure new military orders; competition and our ability to attract or retain customers; our ability to develop or acquire proprietary products and technology; assertions against us relating to intellectual property rights; problems hiring or retaining skilled labor; a disruption in, or breach in security of, our information technology systems or any violation of data protection laws; changes in the tax regimes and related government policies and regulations in the countries in which we operate; the effects of regulations relating to conflict minerals; the catastrophic loss of one of our manufacturing facilities; environmental and health and safety liabilities and requirements; loss of the services of our key executives; product warranty or product liability claims in excess of our insurance coverage; potential recalls of components or parts manufactured for us by suppliers or potential recalls of defective products; an inability to acquire insurance at commercially reasonable rates; and those other risks referenced herein, and those risks discussed in our filings with the Securities and Exchange Commission, including those risks discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, which discussion is incorporated herein by this reference. Such factors are not exclusive. We do not undertake to update any forward-looking statement that may be made from time to time by, or on behalf of, our company.

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Miller Industries, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(In thousands, except per share data) (Unaudited)

	Three Months Ended			Six Months Ended
	June 30			June 30
			%			%
	2019	2018	Change	2019	2018	Change
NET SALES	$222,346	$176,888	25.7%	$419,559	$336,048	24.9%

COSTS OF OPERATIONS	197,133	155,609	26.7%	371,749	296,342	25.4%

GROSS PROFIT	25,213	21,279	18.5%	47,810	39,706	20.4%

OPERATING EXPENSES:
Selling, General and Administrative Expenses	10,968	9,678	13.3%	21,183	19,267	9.9%

NON-OPERATING (INCOME) EXPENSES:
Interest Expense, Net	721	484	49.0%	1,389	904	53.7%

Other (Income) Expense, Net	57	627	-90.9%	311	(288)	-208.0%

Total Expense, Net	11,746	10,789	8.9%	22,883	19,883	15.1%

INCOME BEFORE INCOME TAXES	13,467	10,490	28.4%	24,927	19,823	25.7%

INCOME TAX PROVISION	2,784	2,890	-3.7%	5,584	5,553	0.6%

NET INCOME	$10,683	$7,600	40.6%	$19,343	$14,270	35.6%

BASIC INCOME PER COMMON SHARE	$0.94	$0.67	40.3%	$1.70	$1.25	36.0%

DILUTED INCOME PER COMMON SHARE	$0.94	$0.67	40.3%	$1.70	$1.25	36.0%

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.18	$0.18	0.0%	$0.36	$0.36	0.0%

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	11,400	11,384	0.1%	11,400	11,384	0.1%
Diluted	11,400	11,393	0.1%	11,400	11,393	0.1%

Miller Industries, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands, except per share data) (Unaudited)

	June 30,	December 31,
	2019	2018
ASSETS
CURRENT ASSETS:
Cash and temporary investments	$27,236	$27,037
Accounts receivable, net of allowance for doubtful accounts of $1,208 and $1,112 at June 30, 2019 and December 31, 2018, respectively	197,760	149,142
Inventories, net	90,973	93,767
Prepaid expenses	5,884	3,272
Total current assets	321,853	273,218
NONCURRENT ASSETS:
Property, plant and equipment, net	87,004	82,850
Right-of-use assets - operating leases	1,547	—
Goodwill	11,619	11,619
Other assets	527	497
TOTAL ASSETS	$422,550	$368,184

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$129,449	$98,220
Accrued liabilities	26,763	24,863
Current portion of operating lease obligation	362	—
Current portion of finance lease obligation	21	20
Long-term obligations due within one year	479	285
Total current liabilities	157,074	123,388
NONCURRENT LIABILITIES:
Long-term obligations	20,079	15,475
Noncurrent portion of operating lease obligation	1,182	—
Noncurrent portion of finance lease obligation	47	58
Deferred income tax liabilities	1,864	1,700
Total liabilities	180,246	140,621

SHAREHOLDERS' EQUITY:
Preferred stock, $0.01 par value; 5,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized, 11,400,102 and 11,394,546, outstanding at June 30, 2019 and December 31, 2018, respectively	114	114
Additional paid-in capital	151,055	150,905
Accumulated surplus	96,598	81,354
Accumulated other comprehensive loss	(5,463)	(4,810)
Total shareholders' equity	242,304	227,563
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$422,550	$368,184